Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended October 1, 2006, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date

/s/ Charles G. McClure, Jr.	Chairman of the Board, Chief	November 14, 2006
Charles G. McClure, Jr.	Executive Officer and President
(principal executive officer)
and Director

/s/ Joseph B. Anderson, Jr.	Director	November 14, 2006
Joseph B. Anderson, Jr.

/s/ Rhonda L. Brooks	Director	November 14, 2006

Rhonda L. Brooks

/s/ David W. Devonshire	Director	November 14, 2006

David W. Devonshire

/s/ Ivor J. Evans	Director	November 14, 2006

Ivor J. Evans

/s/ Joseph P. Flannery	Director	November 14, 2006

Joseph P. Flannery

/s/ William D. George, Jr.	Director	November 14, 2006

William D. George, Jr.

/s/ Richard W. Hanselman	Director	November 14, 2006

Richard W. Hanselman

/s/ Victoria B. Jackson	Director	November 14, 2006

Victoria B. Jackson

/s/ James E. Marley	Director	November 14, 2006

James E. Marley

/s/ William R. Newlin	Director	November 14, 2006

William R. Newlin

/s/ Steven G. Rothmeier	Director	November 14, 2006

Steven G. Rothmeier

/s/ Andrew J. Schindler	Director	November 14, 2006

Andrew J. Schindler

/s/ James D. Donlon, III	Senior Vice President and	November 14, 2006
James D. Donlon, III	Chief Financial Officer
(principal financial officer)

/s/ Jeffrey A. Craig	Vice President and Controller	November 14, 2006
Jeffrey A. Craig	(principal accounting officer)